Exhibit 99.4

ROSENTHAL BROS., INC.

Financial Statements (Unaudited)

March 31, 2020

ROSENTHAL BROS., INC.

ROSENTHAL BROS., INC.
Balance Sheet
(Unaudited)

(in thousands, except share data)	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$884
Restricted cash	1,132
Premiums, commissions and fees receivable	5,583
Prepaid expenses and other current assets	109
Total current assets	7,708
Property and equipment, net	477
Customer lists, net	1,968
Deposits and other assets	49
Total assets	$10,202

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$3,306
Producer commissions payable, net	1,953
Accrued expenses	164
Total current liabilities	5,423
Other liabilities	698
Total liabilities	6,121

Commitments and contingencies (Note 3)

Stockholders’ equity:
Common stock, no par value, 5,000 shares authorized, 823.53 shares issued and outstanding	255
Retained earnings	3,826
Total stockholders’ equity	4,081
Total liabilities and stockholders’ equity	$10,202

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Income
(Unaudited)

For the Three Months Ended March 31, 2020
(in thousands)
Revenues:
Commissions and fees	$6,809

Operating expenses:
Commissions, employee compensation and benefits	3,169
Other operating expenses	613
Amortization expense	53
Depreciation expense	43
Total operating expenses	3,878

Operating income	2,931

Interest income	1

Income before income taxes	2,932
Income tax provision	21
Net income	$2,911

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Stockholders' Equity
(Unaudited)

	Common Stock		Retained Earnings	Total
(in thousands, except share data)	Shares	Amount
Balance at December 31, 2019	823.53	$255	$3,670	$3,925
Net income	—	—	2,911	2,911
Dividends	—	—	(2,755)	(2,755)
Balance at March 31, 2020	823.53	$255	$3,826	$4,081

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Cash Flows
(Unaudited)

For the Three Months Ended March 31, 2020
(in thousands)
Cash flows from operating activities:
Net income	$2,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	43
Amortization expense	53
Reserve for policy cancellations	(31)
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable	2,523
Prepaid expenses and other current assets	(56)
Premiums payable to insurance companies	(1,482)
Producer commissions payable, net	(667)
Accrued expenses	(1,305)
Other liabilities	(3)
Net cash provided by operating activities	1,986

Cash flows from investing activities:
Purchases of property and equipment	(8)
Net cash used in investing activities	(8)

Cash flows from financing activities:
Payment of dividends	(2,755)
Net cash used in financing activities	(2,755)

Net decrease in cash and cash equivalents and restricted cash	(777)
Cash and cash equivalents and restricted cash at beginning of period	2,793
Cash and cash equivalents and restricted cash at end of period	$2,016

Supplemental schedule of cash flow information:
Cash paid during the period for taxes	$93

See accompanying Notes to Financial Statements.

Notes to Financial Statements
(Unaudited)

1. Business and Basis of Presentation
Rosenthal Bros., Inc. (“Rosenthal Bros” or the “Company”) was incorporated in Illinois in 1967. The Company is a diversified insurance agency and services organization focused on providing property and casualty insurance, employee benefits and private client solutions to companies and individuals and specializing in the real estate industry with a focus on large habitational real estate. The Company is based in Chicago, Illinois with approximately 55 colleagues across two offices.
Interim Financial Reporting
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and related notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for fair statement have been included.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.

Notes to Financial Statements
(Unaudited)

2. Revenue
The following table disaggregates commissions and fees revenue by major source:

For the Three Months Ended March 31, 2020
(in thousands)
Direct bill revenue (1)	$3,168
Profit-sharing revenue (3)	2,418
Agency bill revenue (3)	988
Service fee revenue (4)	173
Other income	62
Total commissions and fees	$6,809
__________

(1)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.

(2)	Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.

(3)
Agency bill revenue represents commission revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(4)	Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.
The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions, a reserve for policy cancellations and an estimate of profit-sharing income.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Contract Assets
Contract assets arise when the Company recognizes revenue for amounts that have not yet been billed. The Company had $2.0 million of contract assets at March 31, 2020, which are included in premiums, commissions and fees receivable, net on the balance sheet.
3. Commitments and Contingencies
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Notes to Financial Statements
(Unaudited)

4. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to March 31, 2020 as of June 15, 2020, the date the financial statements were available to be issued.
On June 1, 2020, the Company sold significantly all its assets and liabilities pursuant to an asset purchase agreement with an unrelated third party for consideration consisting of $75.0 million of cash, 1,164,393 shares of the purchaser's Class B common stock and maximum potential contingent earnout consideration of $30.8 million based upon the achievement of certain post-closing revenue focused performance measures. The transaction resulted in a change in control.